Exhibit 99.1

1.877.WESTAFF www.westaff.com

PRESS CONTACT:

Meghan Pariso

Westaff, Inc.

(P) 925.930.5300

(E) mpariso@westaff.com

INVESTOR RELATIONS CONTACT:

Stephen J. Russo

Westaff, Inc.

(P) 925.930.5300

(E) srusso@westaff.com

Westaff Announces Receipt of Stockholder Approval to

Adopt Merger Agreement with Select Staffing

WALNUT CREEK, California, March 17, 2009 — Westaff, Inc., (NASDAQ: WSTF), a leading provider of staffing services announced today that it received approval from its stockholders to adopt the merger agreement between Westaff and Koosharem Corporation (dba Select Staffing) at a special meeting of stockholders held earlier today at Westaff’s administrative offices in Walnut Creek, California.  A total of 13,921,746 shares were voted in favor of adopting the merger agreement, representing approximately 83 % of Westaff shares outstanding and entitled to vote.

The proposed merger is expected to be completed this week, subject to the satisfaction or waiver of all of the other closing conditions set forth in the merger agreement (including receipt by Select Staffing of financing of $28 million to replace a letter of credit in favor of The Travelers Indemnity Company outstanding under Westaff’s financing agreement).  If the proposed merger is completed, Westaff common stock will no longer be traded on NASDAQ.

About Westaff

Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs more than 100,000 people and services thousands of client accounts throughout the United States.  For more information, please visit the company Web site at www.westaff.com.

About The Select Family of Staffing Companies

Founded in Santa Barbara, California in 1985, The Select Family of Staffing Companies is one of the nation’s fastest-growing, full-service staffing companies.  The company operates as Select StaffingSM, SelectRemedy™, Remedy® Intelligent Staffing, RemX® Financial Staffing, RemX® IT Staffing, RemX® OfficeStaff, and other national brands.  Select StaffingSM offers premier workforce management services, including recruiting and screening professional job candidates, payroll and time attendance management, on-site supervision, proactive safety programs, and specialty staffing solutions, to a wide variety of client companies, including manufacturing, industrial, clerical, administrative, accounting, finance, information technology, and professional services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the U.S. securities laws.  Forward-looking statements in this release are generally identified by words such as “expects,” “believes,” “will,” “should” and similar expressions that are intended to identify forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward-looking statements are qualified in their entirety by this cautionary statement.  Forward-looking statements contained herein include, but are not limited to, statements regarding the completion of the merger, including the expected timing of the completion of the proposed merger.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.  Many of these risks and uncertainties cannot be controlled by Westaff.  These risks and uncertainties include, but are not limited to: (1) the risk that Select Staffing might not be able to finalize existing financing commitments on terms satisfactory to the underwriter of Westaff’s existing workers compensation insurance program and the risk that Select Staffing might not be able to satisfy contingencies to the availability of those commitments; (2) the risk that the conditions to the merger might not be satisfied; and (3) the possibility that the merger may not be completed as planned or at all.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in Westaff’s filings with the Securities and Exchange Commission (the “SEC”), including Westaff’s most recent Annual Report on Form 10-K for the year ended November 1, 2008 and Current Report on Form 8-K filed with the SEC on February 20, 2009.

Forward-looking statements are based on the beliefs and assumptions of Westaff’s management and on currently available information.  Westaff undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.